First Security Group, Inc. and Subsidiary
Consolidated Balance Sheets

	December 31, 2013	December 31, 2012
(in thousands)	(unaudited)
ASSETS
Cash and Due from Banks	$10,742	$12,806
Interest Bearing Deposits in Banks	10,126	159,665
Cash and Cash Equivalents	20,868	172,471
Securities Available-for-Sale	172,830	254,057
Securities Held-to-Maturity, at amortized cost (fair value - $132,104)	132,568	—
Loans Held for Sale	220	25,920
Loans	583,097	541,130
Less: Allowance for Loan and Lease Losses	10,500	13,800
Net Loans	572,597	527,330
Premises and Equipment, net	27,888	29,304
Bank Owned Life Insurance	28,346	27,576
Intangible Assets, net	330	600
Other Real Estate Owned	8,201	13,441
Other Assets	13,726	12,856
TOTAL ASSETS	$977,574	$1,063,555

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits
Noninterest Bearing Demand	$144,365	$141,400
Interest Bearing Demand	95,559	86,575
Savings and Money Market Accounts	206,125	184,597
Certificates of Deposit less than $100 thousand	182,408	228,144
Certificates of Deposit of $100 thousand or more	153,750	201,873
Brokered Deposits	75,062	165,477
Total Deposits	857,269	1,008,066
Federal Funds Purchased and Securities Sold under Agreements to Repurchase	12,520	12,481
Security Deposits	14	58
Other Borrowings	20,000	—
Other Liabilities	4,123	13,840
Total Liabilities	893,926	1,034,445
SHAREHOLDERS’ EQUITY
Preferred Stock – no par value – 10,000,000 shares authorized; no shares issued as of December 31, 2013; 33,000 issued as of December 31, 2012; Liquidation value of $0 at December 31, 2013 and $38,156 as of December 31, 2012	—	32,549
Common Stock – $.01 par value – 150,000,000 shares authorized; 66,602,601 shares issued as of December 31, 2013 and 1,772,342 issued as of December 31, 2012	764	115
Paid-In Surplus	196,536	106,531
Common Stock Warrants	—	2,006
Unallocated ESOP Shares	—	—
Accumulated Deficit	(104,042)	(115,391)
Accumulated Other Comprehensive (Loss) Income	(9,610)	3,300
Total Shareholders’ Equity	83,648	29,110
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$977,574	$1,063,555

First Security Group, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share data)	2013	2012	2013	2012
INTEREST INCOME
Loans, including fees	$6,562	$6,975	$26,099	$31,264
Investment Securities – taxable	1,224	740	4,366	3,528
Investment Securities – non-taxable	323	226	1,071	1,006
Other	40	125	378	512
Total Interest Income	8,149	8,066	31,914	36,310
INTEREST EXPENSE
Interest Bearing Demand Deposits	46	63	259	191
Savings Deposits and Money Market Accounts	142	214	770	1,045
Certificates of Deposit of less than $100 thousand	387	618	1,938	2,681
Certificates of Deposit of $100 thousand or more	395	606	1,953	2,554
Brokered Deposits	682	1,324	3,554	5,863
Other	19	50	70	396
Total Interest Expense	1,671	2,875	8,544	12,730
NET INTEREST INCOME	6,478	5,191	23,370	23,580
(Credit) Provision for Loan and Lease Losses	(955)	10,373	(2,735)	20,866
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES	7,433	(5,182)	26,105	2,714
NONINTEREST INCOME[1]
Service Charges on Deposit Accounts	800	872	3,097	3,032
Mortgage Banking Income	208	256	1,135	974
Gain on Sales of Securities Available-for-Sale	168	11	322	154
Other	1,012	973	4,129	3,986
Total Noninterest Income	2,188	2,112	8,683	8,146
NONINTEREST EXPENSES[1]
Salaries and Employee Benefits	5,503	5,535	22,584	20,446
Expense on Premises and Fixed Assets, net of rental income	1,341	1,407	5,644	5,469
Other	3,304	4,392	19,532	21,744
Total Noninterest Expenses	10,148	11,334	47,760	47,659
LOSS BEFORE INCOME TAX PROVISION (BENEFIT)	(527)	(14,404)	(12,972)	(36,799)
Income Tax Provision (Benefit)	119	1,173	477	771
NET LOSS	(646)	(15,577)	(13,449)	(37,570)
Preferred Stock Dividends	—	(413)	(929)	(1,650)
Accretion on Preferred Stock Discount	—	(109)	(452)	(428)
Effect of Exchange of Preferred Stock to Common Stock	—	—	26,179	—
NET (LOSS ALLOCATED) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(646)	$(16,099)	$11,349	$(39,648)
NET INCOME (LOSS) PER SHARE:
Net Income (Loss) Per Share – Basic	$(0.01)	$(9.90)	$0.24	$(24.58)
Net Income (Loss) Per Share – Diluted	$(0.01)	$(9.90)	$0.24	$(24.58)
Dividends Declared Per Common Share	$—	$—	$—	$—

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	66,603	1,626	46,500	1,613
Diluted	66,603	1,626	46,500	1,613

[1] Certain amounts were reclassified between non-interest income and non-interest expense to confirm with the current presentation.